                                                                 Exhibit (e)(3)

[LOGO of AIG(R) AMERICAN GENERAL]                 Platinum Investor Survivor II
                                     Joint and Last Survivor Variable Universal
                                        Life Insurance Supplemental Application

American General Life Insurance Company, ("AGL")

A member company of American International Group, Inc.

Home Office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

Applicant Information -- Supplement to the application on the lives of

______________________ _______________________        _________________________
Name of Proposed       Name of Other                  Date of application
Contingent Insured     Proposed Contingent Insured    for life insurance

Initial Allocation Percentages

Investment Options In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. Total allocations in each column must equal 100%. Use whole percentages only.

                                                           PREMIUM   DEDUCTION
                                                          ALLOCATION ALLOCATION
                                                          ---------- ----------
(18) AGL Declared Fixed Interest Account                    ______%    ______%
AIM Variable Insurance Funds
(130) AIM V.I. International Growth......................   ______%    ______%
The Alger American Fund
(186) Alger American Leveraged AllCap....................   ______%    ______%
(185) Alger American MidCap Growth.......................   ______%    ______%
American Century Variable Portfolios, Inc.
(153) VP Value...........................................   ______%    ______%
Credit Suisse Trust
(173) Small Cap Core I...................................   ______%    ______%
Fidelity Variable Insurance Products
(159) VIP Asset Manager..................................   ______%    ______%
(158) VIP Contrafund.....................................   ______%    ______%
(156) VIP Equity-Income..................................   ______%    ______%
(191) VIP Freedom 2020...................................   ______%    ______%
(192) VIP Freedom 2025...................................   ______%    ______%
(193) VIP Freedom 2030...................................   ______%    ______%
(157) VIP Growth.........................................   ______%    ______%
(180) VIP Mid Cap........................................   ______%    ______%
Franklin Templeton Variable Insurance Products Trust
(181) VIP Franklin Small Cap Value Securities............   ______%    ______%
(174) VIP Franklin U.S. Government.......................   ______%    ______%
(175) VIP Mutual Shares Securities.......................   ______%    ______%
(176) VIP Templeton Foreign Securities...................   ______%    ______%
Janus Aspen Series
(160) International Growth...............................   ______%    ______%
(162) Mid Cap Growth.....................................   ______%    ______%
J.P. Morgan Series Trust II
(163) JPMorgan Small Company.............................   ______%    ______%
MFS Variable Insurance Trust
(166) MFS VIT New Discovery..............................   ______%    ______%
(164) MFS VIT Research...................................   ______%    ______%
Neuberger Berman Advisers Management Trust
(167) AMT Mid-Cap Growth.................................   ______%    ______%
Oppenheimer Variable Account Funds
(182) Oppenheimer Balanced...............................   ______%    ______%
(183) Oppenheimer Global Securities......................   ______%    ______%
PIMCO Variable Insurance Trust
(195) PIMCO VIT CommodityRealReturn Strategy.............   ______%    ______%
(169) PIMCO VIT Real Return..............................   ______%    ______%
(168) PIMCO VIT Short-Term...............................   ______%    ______%
(170) PIMCO VIT Total Return.............................   ______%    ______%
Pioneer Variable Contracts Trust
(194) Pioneer Mid Cap Value VCT..........................   ______%    ______%
Putnam Variable Trust
(144) Putnam VT Diversified Income.......................   ______%    ______%
(146) Putnam VT Int'l Growth and Income..................   ______%    ______%
SunAmerica Series Trust
(179) ST Aggressive Growth...............................   ______%    ______%
(178) ST Balanced........................................   ______%    ______%
VALIC Company I
(132) International Equities.............................   ______%    ______%
(133) Mid Cap Index......................................   ______%    ______%
(134) Money Market I.....................................   ______%    ______%
(136) Nasdaq-100 Index...................................   ______%    ______%
(137) Science & Technology...............................   ______%    ______%
(138) Small Cap Index....................................   ______%    ______%
(135) Stock Index........................................   ______%    ______%
Van Kampen Life Investment Trust
(177) LIT Growth and Income..............................   ______%    ______%
Vanguard Variable Insurance Fund
(171) VIF High Yield Bond................................   ______%    ______%
(172) VIF REIT Index.....................................   ______%    ______%
Other: _______________...................................   ______%    ______%
                                                             100%       100%

AGLC0461-2001 Rev0504             Page 1 of 5                           Rev1007

Dollar Cost Averaging (DCA)

Dollar Cost     ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred
Averaging (DCA) from any one investment option and directed to one or more of the investment options below. The AGL Declared
                Fixed Interest Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                NOTE: DCA is not available if the Automatic Rebalancing option has been chosen.

                Day of the month for transfers:       (Choose a day of the month between 1-28.)

                Frequency of transfers:  [_] Monthly  [_] Quarterly   [_] Semiannually  [_] Annually

                DCA to be made from the following investment option: __________________________

                Transfer $__________________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

AIM Variable Insurance Funds
(130) AIM V.I. International Growth............................ $______________
The Alger American Fund
(186) Alger American Leveraged AllCap.......................... $______________
(185) Alger American MidCap Growth............................. $______________
American Century Variable Portfolios, Inc.
(153) VP Value................................................. $______________
Credit Suisse Trust
(173) Small Cap Core I......................................... $______________
Fidelity Variable Insurance Products
(159) VIP Asset Manager........................................ $______________
(158) VIP Contrafund........................................... $______________
(156) VIP Equity-Income........................................ $______________
(191) VIP Freedom 2020......................................... $______________
(192) VIP Freedom 2025......................................... $______________
(193) VIP Freedom 2030......................................... $______________
(157) VIP Growth............................................... $______________
(180) VIP Mid Cap.............................................. $______________
Franklin Templeton Variable Insurance Products Trust
(181) VIP Franklin Small Cap Value Securities.................. $______________
(174) VIP Franklin U.S. Government............................. $______________
(175) VIP Mutual Shares Securities............................. $______________
(176) VIP Templeton Foreign Securities......................... $______________
Janus Aspen Series
(160) International Growth..................................... $______________
(162) Mid Cap Growth........................................... $______________
J.P. Morgan Series Trust II
(163) JPMorgan Small Company................................... $______________
MFS Variable Insurance Trust
(166) MFS VIT New Discovery.................................... $______________
(164) MFS VIT Research......................................... $______________
Neuberger Berman Advisers Management Trust
(167) AMT Mid-Cap Growth....................................... $______________
Oppenheimer Variable Account Funds
(182) Oppenheimer Balanced..................................... $______________
(183) Oppenheimer Global Securities............................ $______________
PIMCO Variable Insurance Trust
(195) PIMCO VIT CommodityRealReturn Strategy................... $______________
(169) PIMCO VIT Real Return.................................... $______________
(168) PIMCO VIT Short-Term..................................... $______________
(170) PIMCO VIT Total Return................................... $______________
Pioneer Variable Contracts Trust
(194) Pioneer Mid Cap Value VCT................................ $______________
Putnam Variable Trust
(144) Putnam VT Diversified Income............................. $______________
(146) Putnam VT Int'l Growth and Income........................ $______________
SunAmerica Series Trust........................................
(179) ST Aggressive Growth..................................... $______________
(178) ST Balanced.............................................. $______________
VALIC Company I
(132) International Equities................................... $______________
(133) Mid Cap Index............................................ $______________
(134) Money Market I........................................... $______________
(136) Nasdaq-100 Index......................................... $______________
(137) Science & Technology..................................... $______________
(138) Small Cap Index.......................................... $______________
(135) Stock Index.............................................. $______________
Van Kampen Life Investment Trust
(177) LIT Growth and Income.................................... $______________
Vanguard Variable Insurance Fund
(171) VIF High Yield Bond...................................... $______________
(172) VIF REIT Index........................................... $______________
Other: _________............................................... $______________

Automatic Rebalancing

Automatic Rebalancing ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL Declared
                      Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                      Check Here for Automatic Rebalancing Frequency:  [_] Quarterly  [_] Semiannually  [_] Annually

                      NOTE: Automatic Rebalancing is not available if the Dollar Cost Averaging option has been chosen.


AGLC0461-2001 Rev0504             Page 2 of 5                           Rev1007

Modified Endowment Contract

Contract If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [_] YES [_] NO

Authorization for Transactions

                    I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions, if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                    [_] Policy Owner(s)-- if Joint Owners, either of us acting independently.

Initial appropriate [_] Policy Owner(s) or the Agent/Registered Representative
box here:               who is appointed to represent AGL and the firm
                        authorized to service my policy.

                    AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions or e-service instructions received and acted on in good faith, including losses due to telephone instruction or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability

All questions must 1.  Have you, the Proposed Insured or Owner (if different),      [_] yes [_] no
be answered.           received the variable universal life insurance policy
                       prospectus and the investment choices brochure
                       describing the investment options?

                   2.  Do you understand and acknowledge:

                        a.  THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS        [_] yes [_] no
                            THE USE OF SEGREGATED ACCOUNTS WHICH MEANS THAT
                            YOU NEED TO RECEIVE AND UNDERSTAND CURRENT
                            PROSPECTUSES FOR THE POLICY AND THE UNDERLYING
                            ACCOUNTS?

                        b.  THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON          [_] yes [_] no
                            PERFORMANCE OF THE SEGREGATED ACCOUNTS MAY VARY:
                            AND

                            (1) ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER        [_] yes [_] no
                                INSURANCE COMPANY, THE U.S. GOVERNMENT OR ANY
                                STATE GOVERNMENT?

                            (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE          [_] yes [_] no
                                FEDERAL RESERVE BOARD OR ANY OTHER AGENCY,
                                FEDERAL OR STATE?

                        c.  THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER         [_] yes [_] no
                            EXCEPT FOR FUNDS PLACED IN THE AGL DECLARED FIXED
                            INTEREST ACCOUNT?

                        d.  THAT THE POLICY IS DESIGNED TO PROVIDE LIFE             [_] yes [_] no
                            INSURANCE COVERAGE AND TO ALLOW FOR THE
                            ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?

                        e.  THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY         [_] yes [_] no
                            INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
                            EXPERIENCE OF THE SEPARATE ACCOUNT?

                        f.  THE POLICY VALUES MAY INCREASE OR DECREASE,             [_] yes [_] no
                            DEPENDING ON THE INVESTMENT EXPERIENCE OF THE
                            SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST
                            ACCOUNT ACCUMULATION, AND CERTAIN EXPENSE
                            DEDUCTIONS?

                   3.  Do you believe the Policy you selected meets your            [_] yes [_] no
                       insurance and investment objectives and your
                       anticipated financial needs?

AGLC0461-2001 Rev0504             Page 3 of 5                           Rev1007

Electronic Delivery Consent

      The American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

      This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

      .   Contract prospectuses and supplements

      .   Investment option prospectuses and supplements

      .   Statements of additional information

      .   Annual and semi-annual investment option reports

      This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at The American General Life Insurance Company, P.O. Box 4880 Houston, Texas 77210-4880. Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

      In order to participate in this delivery method you must have access to the following:

      .   A personal computer with CD-ROM hardware and software

      .   Browser software, such as Microsoft Internet Explorer,
          Netscape Communicator, or equivalent,

      .   Communication access to the Internet.

      Should you wish to print materials that have been delivered via e-mail or CD-ROM you must also have access to a printer. Materials will be published using Portable Document Format
      (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

      We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

      Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

      By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

      I consent to receive electronic delivery of the documents specified above.

                -------------------  ----------------------------------
                Signature of Owner   Please provide your e-mail address

                If you prefer CD-ROM Delivery, please check here [_]




AGLC0461-2001 Rev0504             Page 4 of 5                           Rev1007

Signatures

Signatures Signed at (city, state)
           --------------------------------------------------------------------

           Print name of Broker/Dealer
           --------------------------------------------------------------------

           X Registered Representative             State license #   Date
           --------------------------------------  ----------------  ----------

           X Proposed Contingent Insured                             Date
           --------------------------------------------------------  ----------

           X Other Proposed Contingent Insured                       Date
           --------------------------------------------------------  ----------

           X Owner                                                   Date
           --------------------------------------------------------  ----------
           (If different from Proposed Contingent Insured)

           X Additional Owner                                        Date
           --------------------------------------------------------  ----------
           (If different from Other Proposed Contingent Insured)

AGLC0461-2001 Rev0504             Page 5 of 5                           Rev1007